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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: DECEMBER 19, 2002
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


          DELAWARE                    000-21729                 73-1247666
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

One of our Directors, Robert N. Baker, has advised us that he has entered into a written stock selling plan in accordance with SEC Rule 10b5-1 pursuant to which he will gradually liquidate a portion of his holdings in the Company. The plan calls for weekly sales of stock in amounts dependent upon the prevailing market price. The amounts could be zero to 125,000 shares per week depending upon market conditions. Selling according to this plan will commence the week of March 3, 2003, and end when Mr. Baker has sold 1,000,000 shares, unless the plan is terminated earlier. Mr. Baker has advised us that he is selling these shares in order to pay income taxes in connection with his receipt of restricted common stock of the Company in August 2002. At the completion of sales under the selling plan Mr. Baker will continue to own in excess of 6,000,000 shares of the Company's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            The viaLink Company

Date: December 19, 2002                     By: /s/ William P. Creasman
                                                --------------------------------
                                                William P. Creasman
                                                Vice President, General Counsel,
                                                and Secretary